EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Competitive  Technologies,  Inc.
Fairfield,  Connecticut

We  hereby  consent  to  the  incorporation  by  reference  in this Registration
Statement on Form S-1 of our report dated October 24, 2007, relating to the consolidated financial statements of Competitive Technologies, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K as of and for the year ended July 31, 2007.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ Mahoney Cohen & Company, CPA. P.C.
--------------------------------------
Mahoney Cohen & Company, CPA. P.C.
New York, New York
September 17, 2008